UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2011

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

Effective as of 12:01 a.m. on October 1, 2011 (the “Effective Time”), Abington Bancorp, Inc. (the “Company”) completed its merger (the “Merger”) with and into Susquehanna Bancshares, Inc. (“Susquehanna”) pursuant to an Agreement and Plan of Merger, dated as of January 26, 2011, by and between Susquehanna and the Company (the “Merger Agreement”).  As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company’s separate corporate existence ceased and Susquehanna continued as the surviving corporation.  In addition, effective on October 1, 2011, Abington Savings Bank, which was a wholly owned subsidiary of the Company, was merged with and into Susquehanna Bank, a wholly owned subsidiary of Susquehanna, with Susquehanna Bank as the surviving institution.  As of the Effective Time, each share of common stock of the Company outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement) was converted into and became exchangeable for the right to receive 1.32 shares of Susquehanna common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”).

Additional information and details of the Merger Agreement were previously disclosed in the joint proxy statement/prospectus filed by Susquehanna with the Securities and Exchange Commission (the “SEC”) on March 18, 2011(SEC File No. 333-172626) (the “Joint Proxy Statement/Prospectus”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Annex A in the Joint Proxy Statement/Prospectus and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on September 30, 2011, the Company notified the Nasdaq Global Market (“Nasdaq”) that, as of the Effective Time, the Company would be merged with and into Susquehanna and each of the shares of common stock of the Company outstanding immediately prior to the Effective Time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) would be converted into and become exchangeable for the right to receive 1.32 shares of Susquehanna common stock (provided, however, that cash will be issued in lieu of fractional shares), and requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders

As of 12:01 a.m. on October 1, 2011 (the “Effective Time” of the Merger), the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant

As of the Effective Time, Susquehanna completed its acquisition of the Company in accordance with the Merger Agreement.  In addition, on October 1, 2011, Abington Savings Bank was merged with and into Susquehanna Bank, with Susquehanna Bank as the surviving institution.

As previously disclosed, on January 26, 2011, the Company entered into the Merger Agreement.  On May 6, 2011, the Merger Agreement was approved by the Company’s shareholders at the Company’s special meeting of shareholders.

The disclosures under Items 2.01, 3.01 and 3.03 above are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: October 1, 2011	By:	/s/Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer